UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Lincoln Variable Insurance Products Trust

(Name of Registrant as Specified in its Charter)

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JOINT INFORMATION STATEMENT

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST

LVIP American Century Select Mid Cap Managed Volatility Fund

LVIP BlackRock Dividend Value Managed Volatility Fund

LVIP Blended Large Cap Growth Managed Volatility Fund

LVIP Blended Mid Cap Managed Volatility Fund

LVIP ClearBridge QS Select Large Cap Managed Volatility Fund

LVIP Dimensional International Equity Managed Volatility Fund

LVIP Dimensional U.S. Equity Managed Volatility Fund

LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund

LVIP Franklin Templeton Global Equity Managed Volatility Fund

LVIP Invesco Select Equity Income Managed Volatility Fund

LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund

LVIP MFS International Equity Managed Volatility Fund

LVIP Multi-Manager Global Equity Managed Volatility Fund

LVIP SSGA Global Tactical Allocation Managed Volatility Fund

LVIP SSGA International Managed Volatility Fund

LVIP SSGA Large Cap Managed Volatility Fund

LVIP SSGA SMID Cap Managed Volatility Fund

This document is for informational purposes only. You are not required to take any action and you are not requested to send us a proxy with respect to this sub-adviser change.

July 1, 2020

Dear Contract Owners and Shareholders:

Lincoln Variable Insurance Products Trust (the “Trust”) is furnishing this Joint Information Statement with respect to the Funds listed above (each, a “Fund” and collectively, the “Funds”), each a series of the Trust. You currently have an investment interest in one or more of the Funds through your ownership of a variable annuity contract or variable life insurance policy (“Variable Contract”). As a “Contract Owner,” you are being furnished this Joint Information Statement to inform you about recent changes related to the Funds’ sub-advisory arrangements.

Specifically, at a meeting of the Board of Trustees of the Trust (the “Board”) held on December 2-3, 2019 (the “Meeting”), the Board approved the appointment of Schroder Investment Management North America Inc. (“SIMNA” or the “Sub-Adviser”) as a new sub-adviser to each Fund and Schroder Investment Management North America Limited (“SIMNA Ltd.” or the “Sub-Sub-Adviser”) as a new sub-sub-adviser to each Fund. At the Meeting, the Board also approved a sub-advisory agreement between Lincoln Investment Advisors Corporation (the “Adviser” or “LIAC”), the Funds’ investment adviser, and SIMNA (the “Sub-Advisory Agreement”) and a sub-sub-advisory agreement (“Sub-Sub-Advisory Agreement”) between SIMNA and SIMNA Ltd., under which SIMNA employs SIMNA Ltd. as investment sub-sub-adviser to the Funds. The Sub-Advisory Agreement and Sub-Sub-Advisory Agreement (collectively, the “SIMNA Agreements”) are dated April 28, 2020. SIMNA replaced SSGA Funds Management, Inc. as sub-adviser of the Funds’ managed volatility overlay strategy.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission (“SEC”) permitting the Adviser, subject to the approval of the Trust’s Board, to enter into or materially amend sub-advisory agreements without obtaining shareholder approval. As a condition of relying on the Order, the Adviser is required to furnish Fund shareholders with an information statement describing any new subadviser (including sub-sub-advisers) within 90 days of hiring such sub-adviser when a sub-advisory agreement is entered into or materially amended without a shareholder vote. Accordingly, approval of the SIMNA Agreements does not require a shareholder vote. This information statement is being mailed on or about July 20, 2020 to shareholders of record of the Funds as of June 12, 2020 (the “Record Date”).

I.	Background

The Trust is an open-end management investment company organized as a statutory trust under the laws of the State of Delaware. The Trust currently consists of 94 separate portfolio series. Shares of the Funds and the Trust’s other series are offered only through separate accounts of insurance companies to fund the benefits of Variable Contracts. The insurance companies are the actual shareholders of each Fund; however, the Contract Owners are the beneficial owners of each Fund’s shares.

II.	Board Considerations

On December 2-3, 2019, the Board met to consider, among other things, the approval of the Sub-Advisory Agreement between LIAC and SIMNA, and the approval of the Sub-Sub-Advisory Agreement between SIMNA and SIMNA Ltd. (collectively, the “SIMNA Sub-Advisers”), with respect to the Funds. The trustees who were not “interested persons” of the Trust (as such term is defined in the Investment Company Act of 1940) (the “Independent Trustees”) reported that they had reviewed materials provided by LIAC and the SIMNA Sub-Advisers prior to and during the Meeting, and were advised by their independent legal counsel of their fiduciary duties pertaining to the approval of the SIMNA Agreements and the factors that they should consider in evaluating such agreements. Among other information, LIAC and the SIMNA Sub-Advisers provided information to assist the Independent Trustees in assessing the nature, extent and quality of services to be provided, including an in-person presentation from SIMNA, information about proposed sub-advisory fees and compliance and regulatory matters and the SIMNA Sub-Advisers’ responses to LIAC’s request for proposal. The Independent Trustees and their independent legal counsel met separately from the “interested” trustee, Trust officers and Lincoln National Life Insurance Company employees to consider the approval of the Sub-Advisory Agreement and the Sub-Sub-Advisory Agreement. The Independent Trustees reported that they had considered, among others, the factors listed below and reached the following conclusions with respect to their recommendation to the Board.

Sub-Advisory Agreement and Sub-Sub-Advisory Agreement

The Board determined that, given the totality of the information provided with respect to the Sub-Advisory Agreement and the Sub-Sub-Advisory Agreement, the Board had received sufficient information to approve the Sub-Advisory Agreement and the Sub-Sub-Advisory Agreement for each Fund. In considering the approval of the Sub-Advisory Agreement and the Sub-Sub-Advisory Agreement, the Board did not identify any single factor or group of factors as all-important or controlling and considered a variety of factors in its analysis including those discussed below. The Board did not allot a particular weight to any one factor or group of factors.

Nature, Extent and Quality of Services. In considering the approval of the proposed Sub-Advisory Agreement between LIAC and SIMNA on behalf of the Funds, the Board considered the nature, extent and quality of services to be provided by SIMNA under the proposed Sub-Advisory Agreement. The Board considered the criteria provided by LIAC in recommending SIMNA be appointed a sub-adviser for each Fund’s managed volatility overlay, including back-tested historical modeling. The Board reviewed the services to be provided by SIMNA, the backgrounds of the investment professionals proposed to service the Funds and the reputation, resources and investment approach of SIMNA. They also reviewed information provided regarding the structure of portfolio manager compensation, trading and brokerage practices, risk management and compliance and regulatory matters. The Board concluded that the services to be provided by SIMNA were expected to be satisfactory.

In considering the approval of the proposed Sub-Sub-Advisory Agreement between SIMNA and SIMNA Ltd. on behalf of each Fund, the Board considered the nature, extent and quality of services to be provided by SIMNA Ltd. under the proposed Sub-Sub-Advisory Agreement. The Board considered that SIMNA Ltd. was proposed as a sub-sub-adviser in order to allow SIMNA to draw on their asset management capabilities. The Board noted that SIMNA would be fully responsible to the Trust for the actions of SIMNA Ltd. The Board concluded that the services to be provided by SIMNA Ltd. were expected to be satisfactory.

Sub-Advisory Fee, Sub-Sub-Advisory Fee and Economies of Scale. The Board noted that the proposed sub-advisory fee schedule was lower than the current sub-advisory fee for each Fund except for LVIP SSGA Global Tactical Allocation Managed Volatility Fund, which was the same. The Board considered SIMNA’s statement that it does not currently manage a strategy for another client that is comparable to the services proposed to be provided to the Funds. The Board noted that the proposed sub-advisory fee schedule was negotiated between LIAC and SIMNA, an unaffiliated third party, and that LIAC would compensate SIMNA from its fees and concluded the proposed sub-advisory fee schedule was reasonable. The Board considered that compensation for SIMNA Ltd. would be paid by SIMNA.

Profitability and Fallout Benefits. The Board considered that the proposed sub-advisory fee schedule was negotiated between LIAC and SIMNA, an unaffiliated third party, and that LIAC would compensate SIMNA from its fees. The Board noted that compensation, if any, to SIMNA Ltd. would be SIMNA’s responsibility. The Board reviewed materials provided by the SIMNA Sub-Advisers as to any additional benefits they would receive and noted the SIMNA Sub- Advisers’ statement that the engagement may attract broker-dealers or investment advisers who may offer the SIMNA Sub-Advisers the opportunity to participate in other lines of business, such as sub-advisory, separate account wrap programs or model manager programs.

Overall Conclusions

Based on all the information considered and conclusions reached, the Board determined that the terms of the proposed Sub-Advisory Agreement and the terms of the proposed Sub-Sub-Advisory Agreement are fair and reasonable, and that approval of the Sub-Advisory Agreement and the Sub-Sub-Advisory Agreement are in the best interests of the Funds.

III.	Additional Information about the SIMNA Agreements

Sub-Advisory Agreement

The Sub-Advisory Agreement is dated April 28, 2020 and has an initial two-year term. Thereafter, continuance of the agreement will require the annual approval of the Board, including a majority of the Independent Trustees. The Sub-Advisory Agreement may be terminated, without the payment of any penalty, by: (i) the Trust, by vote of a majority of the Board or by vote of a majority of the Fund’s outstanding voting securities, on 60 days’ written notice to the Sub-Adviser; (ii) the Adviser, on 60 days’ written notice to the Sub-Adviser; (iii) the Sub-Adviser, on 90 days’ written notice to the Adviser; or (iv) by mutual written consent of the Adviser and the Sub-Adviser. The Sub-Advisory Agreement will automatically terminate without payment of penalty in the event of: (i) its assignment; (ii) its delegation, unless the Adviser has by prior written consent agreed to the delegation; or (iii) termination of the investment management agreement with the Adviser.

Sub-Sub-Advisory Agreement

The Sub-Sub-Advisory Agreement is dated April 28, 2020 and will continue in effect as long as the Sub-Advisory Agreement remains in effect unless sooner terminated in accordance with its provisions. Under the Sub-Sub-Advisory Agreement, subject to the oversight and supervision of the Sub-Adviser, the Adviser and the Board, the Sub-Sub-Adviser may perform sub-advisory services at the request of the Sub-Adviser. The Sub-Sub-Advisory Agreement may be terminated by the Trust (by a vote of the Board of the Trust or by a vote of a majority of the outstanding voting securities of the Fund), without the payment of any penalty, immediately upon written notice to the other parties, in the event of a material breach of any provision thereof by the party so notified or otherwise by the Trust, upon sixty (60) days’ written notice to the other parties, but any such termination shall not affect the status, obligations or liabilities of any party of the Sub-Sub-Advisory Agreement to the others. The Sub-Sub-Advisory Agreement may also be terminated, without the payment of any penalty, by SIMNA (i) upon 60 days’ written notice to SIMNA Ltd.; or (ii) upon material breach by SIMNA Ltd. of any representations and warranties set forth in the Sub-Sub-Advisory Agreement, if such breach has not been cured within 20 days after written notice of such breach. SIMNA Ltd. may terminate the Sub-Sub-Advisory Agreement at any time, without payment of any penalty, (1) upon 60 days’ written notice to SIMNA; or (2) upon material breach by SIMNA of any representations and warranties set forth in the Sub-Sub-Advisory Agreement, if such breach has not been cured within 20 days after written notice of such breach. The Sub-Sub-Advisory Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Sub-Advisory Agreement.

The foregoing description is only a summary of the SIMNA Agreements. Copies of the Sub-Advisory Agreement and Sub-Sub-Advisory Agreement have been filed with the SEC and accessible via the SEC’s website (www.sec.gov) through the EDGAR database.

IV.	Information about the SIMNA Sub-Advisers

SIMNA and SIMNA Ltd. are both indirect wholly owned U.S. registered investment adviser subsidiaries of Schroders plc. The principal address of Schroders plc is 1 London Wall Place, London EC2Y 5AU. SIMNA is a wholly owned subsidiary of Schroder U.S. Holdings Inc. Schroder U.S. Holdings Inc. is a wholly owned subsidiary of Schroder International Holdings, which is a wholly owned subsidiary of Schroder Administration Ltd., which is a wholly owned subsidiary of Schroders plc, a publicly-owned holding company organized under the laws of England. SIMNA Ltd. is a wholly owned subsidiary of Schroder International Holdings Ltd. Schroders plc is a global asset management company with approximately $583 billion under management as of March 31, 2020. Schroders plc and its affiliates have clients that are major financial institutions including banks and insurance companies, public and private pension funds, endowments and foundations, high net worth individuals, financial intermediaries and retail investors. Schroders plc has one of the largest networks of offices of any dedicated asset management company with numerous portfolio managers and analysts covering the world’s investment markets.

The name and principal occupation of the principal executive officers and directors of SIMNA are listed below. Unless otherwise noted, the address of each is 7 Bryant Park, New York, New York 10018.

Name	Principal Occupation
Marc Brookman	Director, Chairman, Chief Executive Officer
Mark Hemenetz	Director and Chief Operating Officer
Richard Lowe	Director, Financial Controller
Carin Muhlbaum	Assistant Secretary, General Counsel

Name	Principal Occupation
Joe Bertini	Chief Compliance Officer
Patricia Woolridge	Secretary
Janice McCann	Assistant Secretary
Ryan Chelf	Assistant Secretary

The name and principal occupation of the principal executive officers and directors of SIMNA Ltd. are listed below. Unless otherwise noted, the address of each is 1 London Wall Place, London EC2Y 5AU.

Name	Principal Occupation
Paul Chrislett	Director
Christopher Taylor	Director
Andrew Moscow	Director
Lance Deluca	Director

SIMNA and SIMNA Ltd. do not serve as an investment adviser or sub-adviser to any registered investment company which has an investment objective similar to the investment objectives of the Funds.

No officer or director of the Trust is an officer, employee, director, general partner or shareholder of SIMNA or SIMNA Ltd.

V.	Information about the Adviser and the Trust

Investment Adviser

The Adviser, Lincoln Investment Advisor Corporation, serves as the Funds’ investment adviser and is located at 150 N. Radnor-Chester Road, Radnor, Pennsylvania 19087.

For the fiscal year ended December 31, 2019, the Funds paid fees to the Adviser equal to the following aggregate annual rates, expressed as a percentage of a Fund’s average daily net assets:

Name of Fund	Aggregate Annual Rate
LVIP American Century Select Mid Cap Managed Volatility Fund	0.54%
LVIP BlackRock Dividend Value Managed Volatility Fund	0.59%
LVIP Blended Large Cap Growth Managed Volatility Fund	0.63%
LVIP Blended Mid Cap Managed Volatility Fund	0.65%
LVIP ClearBridge QS Select Large Cap Managed Volatility Fund	0.59%
LVIP Dimensional International Equity Managed Volatility Fund	0.21%
LVIP Dimensional U.S. Equity Managed Volatility Fund	0.25%
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	0.08%
LVIP Franklin Templeton Global Equity Managed Volatility Fund	0.64%
LVIP Invesco Select Equity Income Managed Volatility Fund	0.55%
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund	0.70%
LVIP MFS International Equity Managed Volatility Fund	0.20%

Name of Fund	Aggregate Annual Rate
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.25%
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.30%
LVIP SSGA International Managed Volatility Fund	0.23%
LVIP SSGA Large Cap Managed Volatility Fund	0.23%
LVIP SSGA SMID Cap Managed Volatility Fund	0.23%

For the fiscal year ended December 31, 2019, the Funds paid investment advisory fees, net of fee waivers and expense reimbursements, as follows:

Name of Fund	Amount paid
LVIP American Century Select Mid Cap Managed Volatility Fund	$2,447,025
LVIP BlackRock Dividend Value Managed Volatility Fund	$7,976,491
LVIP Blended Large Cap Growth Managed Volatility Fund	$6,933,824
LVIP Blended Mid Cap Managed Volatility Fund	$4,601,276
LVIP ClearBridge QS Select Large Cap Managed Volatility Fund	$2,637,607
LVIP Dimensional International Equity Managed Volatility Fund	$1,125,076
LVIP Dimensional U.S. Equity Managed Volatility Fund	$2,237,360
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	$342,471
LVIP Franklin Templeton Global Equity Managed Volatility Fund	$6,562,146
LVIP Invesco Select Equity Income Managed Volatility Fund	$1,929,896
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund	$4,610,655
LVIP MFS International Equity Managed Volatility Fund	$1,009,356
LVIP Multi-Manager Global Equity Managed Volatility Fund	$202,095
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	$2,628,305
LVIP SSGA International Managed Volatility Fund	$895,096
LVIP SSGA Large Cap Managed Volatility Fund	$1,467,933
LVIP SSGA SMID Cap Managed Volatility Fund	$1,240,965

Principal Underwriter and Distributor

The Funds’ principal underwriter and distributor, Lincoln Financial Distributors, Inc. (“LFD”), is located at 130 N. Radnor-Chester Road, Radnor, Pennsylvania 19087. LFD is an affiliate of the Adviser.

Broker-Dealers Affiliated with the Adviser

The Adviser has the following affiliated brokers: Lincoln Financial Advisors Corporation, Lincoln Financial Distributors, Inc., and Lincoln Financial Securities Corporation.

Payments of Commissions to Affiliated Brokers

For the fiscal year ended December 31, 2019, the Funds paid no commissions to any affiliated broker.

Administrator

The Funds’ administrator, Lincoln National Life Insurance Company (“Lincoln Life”), is located at 1300 S. Clinton St., Fort Wayne, Indiana 46802. Lincoln Life is an affiliate of the Adviser.

Outstanding Shares

As of the Record Date, the Funds’ outstanding shares were as follows:

Fund Name	Standard Class	Service Class
LVIP American Century Select Mid Cap Managed Volatility Fund	1,198.53	40,622,858.80
LVIP BlackRock Dividend Value Managed Volatility Fund	13,965,187.15	74,409,868.75
LVIP Blended Large Cap Growth Managed Volatility Fund	6,397,491.91	27,047,507.25
LVIP Blended Mid Cap Managed Volatility Fund	1,592,623.06	44,032,855.70
LVIP ClearBridge QS Select Large Cap Managed Volatility Fund	112,701.59	39,758,680.64
LVIP Dimensional International Equity Managed Volatility Fund	2,372,563.45	69,903,753.55
LVIP Dimensional U.S. Equity Managed Volatility Fund	1,642,403.94	57,357,283.09
LVIP Fidelity Institutional AM® Select Core Equity Managed Volatility Fund	9,134.16	32,746,407.51
LVIP Franklin Templeton Global Equity Managed Volatility Fund	2,298,701.02	27,537,762.84
LVIP Invesco Select Equity Income Managed Volatility Fund	211,109.90	43,545,625.00
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund	2,258,546.28	38,697,472.95
LVIP MFS International Equity Managed Volatility Fund	1,083.48	51,027,680.24
LVIP Multi-Manager Global Equity Managed Volatility Fund	260,461.44	7,623,748.60
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	3,822,349.49	65,623,981.79
LVIP SSGA International Managed Volatility Fund	2,374,164.45	41,151,152.90
LVIP SSGA Large Cap Managed Volatility Fund	1,155.32	50,704,183.47
LVIP SSGA SMID Cap Managed Volatility Fund	8,319.70	50,949,875.93

Because the Funds are available as an investment for Variable Contracts offered by certain life insurance companies, the insurance companies could be deemed to control the voting securities of a Fund (i.e., by owning more than 25%). However, an insurance company would exercise voting rights attributable to any Fund shares that it owns (directly or indirectly) in accordance with, and in proportion to, voting instructions received by owners of the Variable Contracts. A small number of Contract Owners could therefore determine whether a Fund’s proposals are approved.

Ownership of Shares

As of the Record Date, no persons had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Funds.

As of Record Date, to the knowledge of the Trust’s management, the trustees and officers of the Trust as a group beneficially owned less than 1% of each Fund’s outstanding shares.

VI.	Other Information

Householding

Only one copy of this Joint Information Statement is mailed to households, even if more than one person in a household is a Fund shareholder of record, unless the Funds have received instructions to the contrary. If you need additional copies of this Joint Information Statement, or if you do not want the mailing of an information statement to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact the Trust by calling 1-800-454-6265 or by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1300 S. Clinton Street, Fort Wayne, Indiana 46802 (express mail).

Financial Statements

Shareholders can obtain a copy of each Fund’s most recent Annual Report and Semi-Annual Report without charge, by calling 1-800-454-6265, by writing to the Trust at P.O. Box 2340, Fort Wayne, Indiana 46801 (regular mail) or 1300 S. Clinton Street, Fort Wayne, Indiana 46802 (express mail) or by visiting https://www.lfg.com/lvip.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE